UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 15, 2020 (October 1, 2020)

LINCOLNWAY ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreements

Effective October 1, 2020, Lincolnway Energy, LLC (“Lincolnway”) entered into an amendment (the “Amendment”) to its Ethanol Marketing Agreement with Eco-Energy, LLC (“Eco-Energy”) dated October 2, 2015, as previously amended June 28, 2018 (the “Ethanol Agreement”) pursuant to which Eco-Energy purchases Linconway’s entire ethanol output with the exception of specific E85 sales sold directly by Lincolnway.  The Amendment modified the Ethanol Agreement to amend the definition of “Marketing Fee” and to extend the initial term until September 30, 2021.  In addition, the Amendment removed the termination provision granting Lincolnway the right to terminate the Ethanol Agreement upon sixty (60) days advance written notice if Eco-Energy failed to represent a minimum of nine (9) ethanol production facilities in its ethanol marketing program and added a termination provision granting Lincolnway the right to terminate the Ethanol Agreement, at any time, upon ninety (90) days advance written notice.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

*10.1	Amendment No. 2 to Ethanol Marketing Agreement Between Lincolnway Energy, LLC and Eco-Energy, LLC

*
Material has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K (17 CFR § 229.601(b)(10)(iv)) because it is both not material and would likely cause competitive harm to the company if publicly disclosed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: October 15, 2020	By:	/s/ Jeff Kistner
Jeff Kistner
Interim Chief Financial Officer